Exhibit 2.5

Execution Copy

Exhibit G

Form Letter of Transmittal

for Securities of

New Quantum Holdings Pty Ltd.

Surrendered for Payment

Pursuant to the Bid Implementation and Business Combination Agreement

By and Among

Canna-Global Acquisition Corp,

J. Gerald Combs,

Hyun Jong Chung, and

New Quantum Holdings Pty Ltd

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY, BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. IF SECURITIES ARE REGISTERED IN MORE THAN ONE NAME, A SEPARATE LETTER OF TRANSMITTAL MUST BE SUBMITTED FOR EACH SEPARATE REGISTERED HOLDER OF SUCH SECURITIES.

BY SIGNING THIS LETTER OF TRANSMITTAL, YOU AGREE TO THE PROVISIONS CONTAINED HEREIN AND MAKE THE ACKNOWLEDGEMENTS AND REPRESENTATIONS PROVIDED HEREIN.

Ladies and Gentlemen:

This Letter of Transmittal is being sent to you because you are a New Quantum Holdings Pty Ltd. Shareholder in connection with that certain Bid Implementation and Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “BIBCA”), by and among (i) Canna-Global Acquisition Corp, a Delaware corporation (the “Purchaser”), (ii) J. Gerald Combs, an individual solely in his capacity as the representative from and after the Effective Time (as defined in the BIBCA) for the stockholders of Purchaser in accordance with the terms and conditions of the BIBCA (the “Purchaser Representative”), (iv) Hyun Jong Chung, an individual solely in his capacity as the representative from and after the Effective Time for the Company in accordance with the terms and conditions of the BIBCA (the “Company Representative”), and (v) New Quantum Holdings Pty Ltd, a an Australian company with Australian Company Number 628 253 743 (the “Company”, and collectively with the foregoing, referred to herein as the “Parties”). Capitalized terms used herein without definition shall have the meanings specified in the BIBCA.

You have received this Letter of Transmittal because the Company’s records indicate that you own ordinary shares of the Company (“Company Shares”). In order to receive payment for your Company Shares you must (a) complete and sign this Letter of Transmittal and Consent (“Letter of Transmittal”) in the space provided below and (b) mail or deliver the completed Letter of Transmittal evidencing your surrender and delivery of your Company Shares (the “Surrendered Securities”) to Continental Stock Transfer & Trust Company. We have set forth on the signature page to this Letter of Transmittal the number of Company Shares and/or the number of Options that our records indicate are held by you.

You must complete, sign and return this Letter of Transmittal, the Form W-8BEN to the Exchange Agent at the following address:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor | New York, NY 10004-1561

212.509.4000 | cstmail@continentalstock.com

PLEASE READ AND FOLLOW THE ACCOMPANYING INSTRUCTIONS CAREFULLY

In accordance with the BIBCA, by and among the Parties, the undersigned (the “Holder”) hereby delivers this Letter of Transmittal and surrenders to the Exchange Agent all Company Shares owned by the undersigned, in each case, in exchange for the right to receive the shares of Purchaser’s Class A Common Stock (the “Purchaser Common Stock”) payable to such Holder pursuant to and in accordance with the terms set forth in the BIBCA (the “Holder’s Payment”). Unless otherwise defined in this Letter of Transmittal, capitalized terms contained in this Letter of Transmittal will have the meanings set forth in the BIBCA.

Takeover Offer Consideration.

Pursuant to the BIBCA, Purchaser proposes to acquire all of the Company Shares by way of a Takeover Bid and to effect a business combination transaction upon the terms and subject to the conditions of the BIBCA (the “Business Combination”). See Art. II, The Takeover Offer and Art. IV, Consideration of the BIBCA.

At the Effective Time, by virtue of the Business Combination and without any further action on the part of the Parties, any shareholder of the Company (each, a “Company Shareholder” or “Holder”) or any other Person, subject to any applicable withholding pursuant to the BIBCA, each Company Share issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive, upon delivery of this properly completed and duly executed Letter of Transmittal (together with duly executed IRS Form(s) W-8BEN (and any attachments thereto) and/or W-9, as applicable) its allocable share of the Takeover Offer Consideration (the “Takeover Offer Consideration”).

The undersigned hereby acknowledges and agrees that all descriptions of the payment of the Takeover Offer Consideration and other matters related to the Business Combination and the other transactions contemplated by the BIBCA are set forth in summary form in this Letter of Transmittal for the undersigned’s convenience only and are qualified in their entirety by the terms of the BIBCA. For the avoidance of doubt, the undersigned hereby acknowledges and agrees that his, her or its agreements, acknowledgements and covenants herein are supplemental to and are not intended to call into doubt the existing validity or effectiveness of any of the matters set forth herein by virtue of the prior adoption of the BIBCA and approval of the Business Combination and the other transactions contemplated by the BIBCA by the requisite Company Shareholders and other actions and operation of applicable Law.

Without limitation to the matters set forth in this Letter of Transmittal or the BIBCA, the undersigned hereby acknowledges and agrees that (i) the undersigned has received a copy of the BIBCA and has reviewed and understands the matters set forth therein, and (ii) the undersigned has been urged to and has been given the opportunity to consult with the undersigned’s legal and tax advisors regarding the legal and tax consequences of the transactions contemplated by the BIBCA.

For the avoidance of doubt and without limitation of the foregoing, the undersigned hereby acknowledges and agrees that any payments made to the undersigned pursuant to the BIBCA shall be final and in no event shall Purchaser or any of its Affiliates have any liability to the undersigned for payment or disbursement by any Person (including the Exchange Agent) in accordance with the BIBCA. For the avoidance of doubt, the undersigned hereby acknowledges and agrees that the undersigned shall bear liability for any share transfer taxes applicable to the delivery of the portion of the Takeover Offer Consideration due and payable to the undersigned pursuant to the BIBCA in exchange for the Surrendered Securities.

The undersigned acknowledges that the Exchange Agent may not deliver the applicable portion of the Takeover Offer Consideration otherwise due and payable to the undersigned pursuant to the BIBCA unless the undersigned delivers to the Exchange Agent: (i) this Letter of Transmittal, completed in full, (ii) (a) original share certificates for the Surrendered Securities or (b) a completed Affidavit and Indemnification Concerning Lost Certificate(s) relating to the Surrendered Securities, and (iii) a completed W-8BEN (or W-9, as applicable).

Notice of Action by Company Shareholders; Affirmation of Consent.

Pursuant to the Australian Corporations Act 2001 (Cth) (the “Australian Act”), entry into the BIBCA must be approved by the board of directors of the Company (the “Board of Directors”) and at least 90% of the Company Shareholders must accept the offer for the Purchaser to acquire their Company Shares pursuant to the Business Combination (“Offer”). If the holders of at least 90% of the Company Shares accept the Offer, but not all Company Shareholders accept the Offer, then the Australian Act requires that notice of such action be given to the shareholders that did not sign the written consent. The Board of Directors approved the BIBCA and performance by the Company of the transactions contemplated in the BIBCA, including in relation to the Business Combination pursuant to a written consent. The undersigned has reviewed the written consents and hereby affirms its consent to the matters set forth therein.

Signing and returning to the Exchange Agent of this Letter of Transmittal constitutes notice to the undersigned of its acceptance of the Offer.

Acknowledgments and Agreements of the Undersigned with Respect to the Business Combination.

Consent to BIBCA and Other Documents. The undersigned hereby (a) acknowledges the receipt of a copy of the BIBCA and has had a chance to review the BIBCA, (b) consents to and approves the execution and performance of the BIBCA and all of the documents related thereto by the Exchange Agent and the Company and the completion of the transactions contemplated thereby, (c) forever waives, to the extent not otherwise waived, all appraisal rights or dissenter’s rights which might otherwise be available to the undersigned, and (d) agrees that other than the undersigned’s right to receive the Holder’s Payment for its Company Shares, the undersigned shall have no further rights arising out of any Company Shares that it owns and upon the completion of the Business Combination such shares shall be automatically be transferred to the Purchaser.

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Incorporation of BIBCA. The undersigned understands and, by execution of this Letter of Transmittal agrees, that this Letter of Transmittal and all amounts payable to the undersigned as a Company Shareholder as a result of the Business Combination are subject to, and governed by, the terms and conditions of the BIBCA and the documents related thereto.

Significant Company Holder. If the undersigned is a Significant Company Holder, as defined in the BIBCA, then the undersigned hereby agrees to be bound by the terms of the BIBCA.

The Exchange

Agreements with Respect to Exchange of Shares and Cash Payments. The undersigned understands that the surrender of Company Shares will not be deemed to be in acceptable form until the Exchange Agent has received this Letter of Transmittal properly completed and signed, together with all required documents, in form satisfactory to the Exchange Agent. The undersigned understands that (i) unless and until the undersigned surrenders this Letter of Transmittal properly completed and signed, and all other required documents to the Exchange Agent at its address set forth on the cover of this Letter of Transmittal, no cash payments pursuant to the BIBCA shall be paid to the undersigned and (ii) no interest will accrue on any cash payment due. All questions as to the documents, validity, form, eligibility and acceptance for payment of any shares of Company Shares surrendered pursuant to any of the procedures described in this Letter of Transmittal will be determined by the Exchange Agent, and such determination will be final and binding. Delivery and surrender of Company Shares will be effected, and risk of loss and title to such shares of Company Shares will pass only upon proper delivery of this Letter of Transmittal to the Exchange Agent and, with respect to the Company Shares, surrender of the certificates evidencing ownership thereof. The undersigned has duly and validly executed and delivered this Letter of Transmittal, and it constitutes the undersigned’s legal, valid and binding obligation, enforceable against the undersigned in accordance with its terms.

Attorney-in-Fact. The undersigned hereby irrevocably appoints and constitutes the Exchange Agent, or its designee or appointee, as the undersigned’s true and lawful agent and attorney-in-fact with respect to the Company Shares surrendered herewith, to take all actions contemplated by the BIBCA including, without limitation, delivering this Letter of Transmittal and the undersigned’s Company Shares together with all accompanying evidences of authority, in the Exchange Agent’s sole discretion, to the Parent in connection with the completion of the Closing. This power is irrevocable and coupled with an interest, and shall not be affected by the undersigned’s death, incapacity, illness, dissolution or other inability to act. See also the section below entitled “The Exchange Agent” for additional information regarding the Exchange Agent.

Representations of the Undersigned. The name and address of the registered holder(s) of the Company Shares set forth on the signature page hereto are as they appear on the stock ledger with respect to Company Shares. The undersigned represents and warrants to the Company, Purchaser, the Exchange Agent and the other Company Shareholders that the undersigned (a) is the sole record and beneficial owner of each Company Share identified on the signature page to this Letter of Transmittal and the Company Shares surrendered herewith, (b) has good title to such Company Shares, (c) has full right, power, legal capacity and authority to execute this Letter of Transmittal and sell, assign, transfer and surrender such Company Shares, (d) needs no consent or approval of, and need not give notice to, any third party in order to validly sell, assign, transfer and surrender such Company Shares, (e) holds such Company Shares free and clear of all liens, claims and encumbrances and such shares are not subject to any adverse claim or any limitation or restriction on sale, transfer or delivery, and (f) is not party to any voting trusts, shareholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the capital stock or other equity securities of the Company. The undersigned further represents and acknowledges that the undersigned (a) has read the BIBCA and this Letter of Transmittal; (b) agrees to be bound by the BIBCA and this Letter of Transmittal freely, voluntarily and without coercion, with full knowledge of its significance and the legal consequences thereof; (c) has had an adequate opportunity to review and consider the terms of the BIBCA and this Letter of Transmittal; (d) has fully informed itself of the terms, contents, conditions and effects of the BIBCA and this Letter of Transmittal; and (e) has relied solely and completely upon its own judgment in executing this Letter of Transmittal.

Additional Documents. The undersigned shall, upon request, execute and deliver any additional documents deemed appropriate or necessary by the Exchange Agent in connection with the surrender of the Company Share. All authority conferred in this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned and any obligation of the undersigned will be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned.

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Survival of Representations, Warranties and Agreements. The representations, warranties, covenants, agreements, confirmations, appointments and releases made herein by the undersigned shall survive the execution and delivery hereof and the Closing.

The Exchange Agent

Appointment of Exchange Agent. The undersigned hereby irrevocably appoints the Exchange Agent as the undersigned’s true and lawful agent and attorney-in-fact, with full power and authority to act for and on behalf of the undersigned for all purposes of the BIBCA and the documents related thereto and agrees to be bound by the provisions of the Letter of Transmittal and such documents, pursuant to which, among other matters, the undersigned agrees to indemnify and hold the Exchange Agent harmless from any losses, claims, damages and expenses the Exchange Agent may suffer or incur in connection with any action taken by the Exchange Agent.

Authority of Exchange Agent. The undersigned hereby acknowledges and agrees that all decisions and actions by the Exchange Agent are binding upon all Company Shareholders, and no Company Shareholder has the right to object, dissent, protest or otherwise contest the same. The undersigned further acknowledges and agrees that the Exchange Agent, pursuant to the BIBCA and this Letter of Transmittal, has the exclusive authority to act on the undersigned’s behalf in connection with the BIBCA and the documents related thereto.

Waiver and Release

Waiver of Claims Against Trust. Reference is made to the IPO Prospectus. The Company, the Company Shareholders and the Company Representative hereby each represents and warrants that it/he has read the IPO Prospectus and understands that Purchaser has established the Trust Account containing the proceeds of the IPO and the overallotment shares acquired by Purchaser’s underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Purchaser’s public stockholders (including overallotment shares acquired by Purchaser’s underwriters) (including any successors after the Business Combination, the “Public Stockholders”) and that, except as otherwise described in the IPO Prospectus, Purchaser may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their Purchaser Common Stock in connection with the consummation of its initial business combination (as such term is used in the IPO Prospectus) or in connection with an amendment to Purchaser’s Organizational Documents to extend Purchaser’s deadline to consummate a Business Combination, (b) to the Public Stockholders if Purchaser fails to consummate a Business Combination within twelve (12) months after the End Date of the IPO (provided such date may be extended by an additional six (6) months), subject to further extension by amendment to Purchaser’s Organizational Documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes, and (d) to Purchaser after or concurrently with the consummation of a Business Combination. For and in consideration of Purchaser entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, each Company Shareholder, and the Company Representative hereby agrees on behalf of themselves and their Affiliates that, notwithstanding anything to the contrary in this Agreement, none of the Company, any Company Shareholder, or the Company Representative nor any of their respective Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Purchaser or any of its Representatives, on the one hand, and the Company, the Company Representative or any of their respective Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). The Company, each Company Shareholder, and the Company Representative on behalf of themselves and their Affiliates hereby irrevocably waives any Released Claims that any such Party or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements hereunder and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Purchaser or its Affiliates). The Company, each Company Shareholder, and the Company Representative each agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Purchaser and its Affiliates to induce Purchaser to enter in this Agreement, and the Company, each Company Shareholder, and the Company Representative each further intends and understands such waiver to be valid, binding and enforceable against such Party and each of its Affiliates under applicable Law. To the extent that any Party or any of its respective Affiliates commences any Action based upon, in connection with, relating to or arising out of any matter relating to this Agreement or Transactions, which proceeding seeks, in whole or in part, monetary relief against the Trust Account, the Parties each hereby acknowledges and agrees that its and its Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit such Party or any of its Affiliates (or any Person claiming on any of their behalf or in lieu of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event that any Party or any of its respective Affiliates commences any Action based upon, in connection with, relating to or arising out of any matter relating to this Agreement and the Transactions which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders, whether in the form of money damages or injunctive relief, the Party or parties defending such claim, shall be entitled to recover from the Party commencing such Action the associated legal fees and costs in connection with any such Action, in the event the Party defending such Action prevails in such Action. This section shall survive termination of the BIBCA for any reason and continue indefinitely.

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Release and Covenant Not to Sue. Effective as of the End Date, to the fullest extent permitted by applicable Law, each Company Shareholder, on behalf of itself and its Affiliates that owns any share or other equity interest in or of such Company Shareholder (the “Releasing Persons”), hereby releases and discharges the Purchaser and the Company and its subsidiaries (collectively, the “Target Companies”) from and against any and all Actions, obligations, agreements, debts and Liabilities whatsoever, whether known or unknown, both at law and in equity, which such Releasing Person now has, has ever had or may hereafter have against the Target Companies arising on or prior to the End Date or on account of or arising out of any matter occurring on or prior to the End Date, including any rights to indemnification or reimbursement from a Target Company, whether pursuant to its Organizational Documents, Contract or otherwise, and whether or not relating to claims pending on, or asserted after, the End Date. From and after the End Date, each Releasing Person hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Action, or commencing or causing to be commenced, any Action of any kind against the Target Companies or their respective Affiliates, based upon any matter purported to be released hereby. Notwithstanding anything herein to the contrary, the releases and restrictions set forth herein shall not apply to any claims a Releasing Person may have against any party pursuant to the terms and conditions of the BIBCA or any Ancillary Document.

Release by the Undersigned. Effective as of the Closing, the undersigned (a) hereby completely and irrevocably releases and forever discharges the Company’s directors, officers, managers, members, partners, shareholders, principals, employees, agents, representatives, predecessors, successors and assigns from any and all claims, damages, losses, demands, actions, causes of action, promises and/or liabilities whatsoever, including, but not limited to, any claims arising out of or in any way related, directly or indirectly, with the undersigned having been an equityholder and/or employee of the Company or any of its Subsidiaries, (b) completely and irrevocably releases and forever discharges the Company and its Affiliates and Subsidiaries, and their respective directors, officers, managers, members, shareholders, principals, employees, agents, representatives, predecessors, successors and assigns from any and all claims, damages, losses, demands, actions, causes of action, promises and/or liabilities arising out of or in any way related, directly or indirectly, with the undersigned having been a shareholder of the Company or any of its Subsidiaries, and (c) waives any and all claims the undersigned may have to any additional shares of the Company or any of its Subsidiaries; provided, however, that such release shall not extend to the undersigned’s rights (i) expressly set forth in the BIBCA or the exhibits thereto, and if the undersigned is an employee of the Company or any of its Subsidiaries, under any contract or agreement between the undersigned and the Company or any of its Subsidiaries, (ii) under any contract of insurance or other indemnification obligations covering or otherwise in favor of the managers, directors or officers of the Company or any of its Subsidiaries prior to the Closing, or (iii) to receive accrued but unpaid compensation (including pursuant to any employment agreement or other arrangement) or health, disability or life insurance benefits to which the undersigned is entitled, if any.

Confidentiality.

Except as may be required by Law or the rules of any stock exchange, or as otherwise permitted or expressly contemplated herein, the undersigned and his, her or its agents and representatives shall not disclose to any third party the existence of this agreement, the BIBCA or the subject matter or terms hereof and thereof; provided, however, that the undersigned shall be permitted to (a) disclose such information to his, her or its attorneys, advisors, representatives, directors, members, or investors, and (b) disclose and use such information in connection with enforcing their rights and fulfilling their obligations under this agreement or any other agreement entered into in connection with this agreement or the BIBCA. Notwithstanding the foregoing, nothing in this agreement shall restrict the ability of any of Exchange Agent from providing (i) the financial results achieved by any of the Exchange Agent entities with respect to their beneficial interest in Target Companies, (ii) a description of the Parent and its subsidiaries (including their financial performance, and the Exchange Agent’s investment and role therein), or (iii) such other information as the Exchange Agent provide to such third parties in the ordinary course of its business to the current or prospective limited partners, financing sources or other business associates of the Exchange Agent and their respective advisors in the ordinary course of business.

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INSTRUCTIONS

1. Delivery of Letter of Transmittal and Certificates. Certificate(s) representing the Company shares of the undersigned, as applicable, as well as a properly completed and duly executed Letter of Transmittal and any other documents required by this Letter of Transmittal, must be delivered to the Exchange Agent at its address set forth on the cover of this Letter of Transmittal. The surrender of Company Shares will be deemed made only when this Letter of Transmittal and any other documents are received by the Exchange Agent.

2. Signature on Letter of Transmittal, Stock Powers and Endorsements. This Letter of Transmittal should be signed by the registered holder of Company Shares surrendered hereby without any correction or change in the name of the registered holder, the signature must correspond exactly with the name as written on the stock ledger for the Company Shares without any change whatsoever. In the event the name of the registered holder(s) needs to be corrected or has changed (by marriage or otherwise), please print such correction or change on the form itself and provide evidence of such change or correction as requested by the Exchange Agent, in its sole discretion. If (a) the surrendered Company Shares are registered in the name of a person other than the signer of this Letter of Transmittal, (b) the wire transfer of a Holder’s Payment is to be made to a person other than the signer of this Letter of Transmittal, or (c) the wire transfer of a Holder’s Payment is to be made to a person other than the registered owner(s) of the Company Shares surrendered hereby, then the surrendered Company Shares must be accompanied by duly executed stock or other power(s), signed exactly as the name(s) of the registered owner(s) appears on the Company’s stock ledger as registered or stock or other power(s), with the signatures on the stock or other power(s) guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program.

3. Payment and Delivery Instructions. The undersigned understands that delivery of a wire transfer or check representing the Holder’s Payment will be made after the Closing and after the surrender of the Certificate(s) is made, and this Letter of Transmittal and any other necessary documents are completed in acceptable form. The form of delivery (either wire or check) will be determined in the sole discretion of the Exchange Agent. The undersigned understands that the amount of any wire transfer or check representing any portion of the Holder’s Payment will be reduced by any applicable withholding taxes. No interest shall accrue on any cash payments to be delivered hereunder except as provided in the Escrow Agreement, if at all.

4. Lost, Stolen or Destroyed Share Certificate. In the event that the undersigned is unable to deliver any certificate(s) representing his, her or its Company Shares due to the loss or destruction of such certificate(s), such fact should be indicated on the face of this Letter of Transmittal. In such case, the holder should also contact the Exchange Agent to report the lost, stolen or destroyed certificate(s). An Affidavit of Lost Certificate must be completed in order to effectively surrender such lost, stolen or destroyed certificate(s). Surrenders hereunder regarding such lost certificate(s) will be processed only after such Affidavit of Lost Certificate has been submitted to and approved by the Exchange Agent.

5. IRS Form W-9 or IRS Form W-8. Under U.S. federal income tax laws, the Exchange Agent may be required to “backup withhold” a portion of the amount of any payments made to certain Company Shareholders, as applicable. To avoid such backup withholding, each Company Shareholder that is a United States person (for U.S. federal income tax purposes), must provide the Exchange Agent with such Company Shareholder’s correct taxpayer identification number (“TIN”) and certify that such Company Shareholder is not subject to such backup withholding by completing the attached IRS Form W-9. In general, if a Company Shareholder is an individual, the TIN is the Social Security number of such individual. If the Exchange Agent is not provided with the correct TIN, the Holder may be subject to a penalty imposed by the IRS. For further information concerning backup withholding and instructions for completing the IRS Form W-9 (including how to obtain a TIN if you do not have one and how to complete the IRS Form W-9 if the Stock Certificates are held in more than one name), consult the enclosed IRS Form W-9 and the instructions thereto.

a. Certain Company Shareholders (including, among others, certain corporations, non-resident foreign individuals and foreign entities) are not subject to these backup withholding and reporting requirements, but such Company Shareholders should certify their exemption by completing either the IRS Form W-9 or the appropriate IRS Form W-8, as applicable. A Company Shareholder who is a foreign individual or a foreign entity should complete, sign and submit to the Exchange Agent the appropriate IRS Form W-8. An IRS Form W-8BEN or W-8BEN-E or other applicable IRS Form W-8 may be obtained from the Exchange Agent or downloaded from the IRS’s website at the following address: http://www.irs.gov. Failure to complete the IRS Form W-9 or applicable IRS Form W-8 may require the Exchange Agent to withhold a portion of the amount of any payments made to a Company Shareholder.

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b. If backup withholding applies under Applicable Law, the Exchange Agent is required to withhold a portion of any payments of the purchase price made to the Company Shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained from the IRS provided that the required information is furnished to the IRS.

Please consult your accountant or tax advisor for further guidance regarding the completion of the IRS Form W-9 or the appropriate IRS Form W-8, as applicable, to claim exemption from backup withholding or contact the Exchange Agent.

6. Miscellaneous. The Exchange Agent anticipates that it will provide notification of any defects in the deposit and surrender of any Company Shares, but neither the Parent nor the Exchange Agent shall incur any liability for failure to give such notice.

7. Share Transfer Taxes. If payment for Surrendered Securities is to be made by wire transfer to any person(s) other than the registered holder(s) of the Surrendered Securities, it shall be a condition of such payment that the amount of any transfer taxes (whether imposed on the registered holder(s) or such other person(s)) payable on account of the transfer (or transfers) of the Surrendered Securities shall be delivered to the Parent or deducted from such payment if satisfactory evidence of the payment of such taxes or non-applicability thereof is not submitted to the Parent or the Exchange Agent before such payment is made.

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ALL SHAREHOLDERS MUST SIGN HERE
(Also Complete the Form W-8BEN (or W-9))

The undersigned acknowledges that the undersigned has thoroughly read this Letter of Transmittal and agrees to be bound by the terms and conditions set forth herein and in the accompanying materials.

The wire transfer or check representing the Holder’s Payment will be issued only in the name of the person submitting this Letter of Transmittal and will be mailed to the address set forth below.

Signature of Holder

Dated: ______________, 2023

(Must be signed by registered holder exactly as the name appears on the stock ledger. If signature is by an officer of a corporation, attorney-in-fact, executor, administrator, trustee, guardian or other person(s) acting in a fiduciary or representative capacity, then please set forth full title.)

Name of Holder:

(Please print)

Tax Identification or Social Security No.:

Address of Holder:

Area Code and Tel. No.:

Number and Class of Company Shares to be Delivered:

[Attach sheet for additional entries]

[SIGNATURE PAGE TO LETTER OF TRANSMITTAL]

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Wire instructions:

Account Name:
Account Number:
Bank Name:
ABA Number:

Lost Certificates

☐ I have lost my Certificate(s) that represented         Company Shares (class: _____________). I have completed the Affidavit and Indemnification Concerning Lost Certificate(s) attached hereto.

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AFFIDAVIT AND INDEMNIFICATION CONCERNING LOST CERTIFICATE(S)

Re: Certificate(s) representing Company Shares

Class of Shares _______________________

Certificate Number(s) __________________ (the “Certificate(s)”),

Number of Shares ____________________ (the “Shares”),

Shareholder Name ____________________, being duly sworn, affirms the following:

1. My name is ___________. I am the legal and beneficial owner of the Certificate(s) and the Shares evidenced thereby and am entitled to the possession of the Certificate(s). This Affidavit is executed by me in such capacities. I am of lawful age and have personal knowledge of the facts and circumstances hereinafter set out.

2. This Affidavit is made in connection with the redemption of the Certificate(s) referenced above.

3. I have made, or caused to be made, a diligent search for the Certificate(s) and have been unable to locate such Certificate(s). None of the Certificate(s), the Shares or any interest in the Certificate(s) or Shares has been sold, assigned, endorsed, transferred, deposited under any agreement, hypothecated, pledged, canceled or disposed of in any manner by me. No person, entity, or governmental authority, other than me, has or has asserted any right, title, claim, equity, or interest in, to, or respecting the Certificate(s) or the Shares.

4. In the event that the original Certificate(s) comes into my possession, I will deliver it or cause it to be delivered to Exchange Agent, or its successor, in order that the same may be canceled.

5. I hereby agree to indemnify and defend the Canna-Global Acquisition Corp. and its successors and assigns, to hold each harmless from and against any and all cost, claim, liability, loss, or damage whatsoever which each may suffer or incur as a result of my inability to locate the Certificate(s), including but not limited to that which may result from any claim of ownership of the Certificate(s), the Shares, or any interest in the Certificate(s) or the Shares.

IN WITNESS WHEREOF, the undersigned has executed this Affidavit and Indemnification Concerning Lost Certificate(s) as of the _____ day of ______________, 2023.

OWNER:
Printed Name:

IMPORTANT TAX INFORMATION

Under the federal tax law, a holder who transmits Certificate(s) hereby is required by law to provide the Representative with a Form W-8BEN or such holder’s correct TIN on the Form W-9 below. If such holder is an individual, then the TIN is his or her social security number. If the Exchange Agent is not provided with the correct TIN, then the holder or other payee may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such holder or other payee with respect to Certificates may be subject to backup withholding.

Payments subject to regular wage withholding and reporting (such as payments to employees on payroll) are not also subject to backup withholding. Certain persons (including, among others, all foreign corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. A foreign corporation or individual may qualify as an exempt recipient or other payee by submitting to the Exchange Agent a properly completed IRS Form W-8BEN, W-8BEN-E, W-8ECI or other applicable IRS Form W-8, signed under penalty of perjury attesting to such holder’s exempt status. IRS Forms W-8 may be obtained at www.irs.gov. If backup withholding applies, then the Exchange Agent is required to withhold 24% of any payments made to the holder or other payee. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, then a refund may be obtained from the Internal Revenue Service.

Purpose of Form W-8BEN

Foreign persons are subject to U.S. tax at a 30% rate on income they receive from U.S. sources that consists of: Interest (including certain original issue discount (“OID”));

● Dividends;

● Rents;

● Royalties;

● Premiums;

● Annuities;

● Compensation for, or in expectation of, services performed;

● Substitute payments in a securities lending transaction; or

● Other fixed or determinable annual or periodical gains, profits, or income.

This tax is imposed on the gross amount paid and is generally collected by withholding under section 1441 of the of the United States Internal Revenue Code. A payment is considered to have been made whether it is made directly to the beneficial owner or to another person, such as an intermediary, agent, or partnership, for the benefit of the beneficial owner. If you receive certain types of income, you must provide Form W-8BEN to:

● Establish that you are not a U.S. person;

● Claim that you are the beneficial owner of the income for which Form W-8BEN is being provided or a foreign partner in a partnership subject to section 1446(a); and

● If applicable, claim a reduced rate of, or exemption from, withholding as a resident of a foreign country with which the United States has an income tax treaty and who is eligible for treaty benefits.

Purpose of Form W-9

To prevent backup withholding on payments made to a holder or other payee with respect to Certificates, the holder is required to notify the Exchange Agent of the holder’s correct TIN by completing the form below, certifying that the TIN provided on the Form W-9 is correct (or that such holder is awaiting a TIN) and that (1) the holder has not been notified by the Internal Revenue Service that the holder is subject to backup withholding as a result of failure to report all interest or dividends, or (2) the Internal Revenue Service has notified the holder that the holder is no longer subject to backup withholding.

What Number to Give the Exchange Agent

The holder is required to give the Exchange Agent the TIN (e.g., social security number or employer identification number) of the record owner of Certificates.

NOTE: Failure to complete and return the Form W-9 may result in backup withholding of 24% of any payments made to you pursuant to the Takeover Offer. Please review the enclosed guidelines for certification of taxpayer identification number on the Form W-9 for additional details.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX ADVISOR

OR THE INTERNAL REVENUE SERVICE

W-9

W-8BEN

EXHIBIT A

ACCEPTANCE FORM

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EXHIBIT B

CONSENT

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